                                                                      Exhibit 21
                               AGERE SUBSIDIARIES

                                                             ORGANIZED
                                                             UNDER THE
DOMESTIC (U.S.) COMPANIES                                     LAWS OF:
-------------------------                                    ---------
Agere Systems Asia Pacific Inc.                               Delaware
Agere Systems EMEA Inc.                                       Delaware
Agere Systems Guardian Corp.                                  Delaware
Agere Systems Holdings Inc.                                   Delaware
Agere Systems International LLC                                Delaware
Agere Systems Management Services Inc.                        Delaware
Agere Systems Opto Inc.                                       Delaware
Agere Systems Receivables Funding LLC                         Delaware
Enable Semiconductor Inc.                                     California
Mustang Acquisition Corp.                                     Delaware
Optical Insurance Co.                                         Vermont
Optimay Corp.                                                 New York
Ortel Corp.                                                   Delaware

FOREIGN COMPANIES
-----------------
Agere Systems (Shanghai) Co. Ltd.                             China
Agere Systems Canada Corp.                                    Canada
Agere Systems Deutschland GmbH & Co. KG                       Germany
Agere Systems Deutschland Verwaltungs GmbH                    Germany
Agere Systems Espana SL                                       Spain
Agere Systems Hong Kong Ltd.                                  Hong Kong
Agere Systems India Pvt. Ltd.                                 India
Agere Systems Japan Ltd.                                      Japan
Agere Systems Korea Ltd.                                      Korea
Agere Systems Limited                                         U.K.
Agere Systems Management S.L.                                 Spain
Agere Systems Microelectronics (Thai) Ltd.                    Thailand
Agere Systems Nederland B.V.                                  Netherlands
Agere Systems Singapore Pte. Ltd.                             Singapore
Agere Systems Investments Pte. Ltd.                           Singapore
Enable Semiconductor UK Ltd.                                  U.K.
Lucent Technologies Semiconductor Marketing Japan             Japan
Optimay GmbH                                                  Germany
Optoelectronics S. de R.L. de C.V.                            Mexico
Ortel BVI Ltd.                                                BVI
Ortel GmbH                                                    Germany
Ortel SARL                                                    France